|||GOLDEN
  |||||AMERICAN                             403(b) RIDER
|||||||LIFE INSURANCE
   ||||COMPANY

Golden American is a stock company domiciled in Delaware.
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The following language amends and takes precedence over contrary language in the
Contract to which it is attached. The Effective Date of this Rider shall be the later of January 1, 2002, or the Contract Date.

On the basis of the application for which this Contract is issued and to which this Rider is attached, the Contract is intended to qualify under Section 403(b) of the Internal Revenue Code. In the event of any conflict between the provisions of this Rider and the Contract, the provisions of this Rider will control.

1.   All references in this Rider to:

     (a) "IRC" means the Internal Revenue Code of 1986, as amended from time to time.
     (b) "Contract" means the Contract or Certificate to which this Rider is attached.
     (c) "Employee or Owner" means the Owner of the Contract to which this Rider is attached.
     (d) "Designated Beneficiary" means the beneficiary named by the Owner in the Contract.
     (e)  "We", "our", and "us" means Golden American Life Insurance Company.

2. This Contract is nontransferable. Other than to us, it may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

3.   This Contract is valid only if it is purchased:

     (a) for an Employee by an employer as described in IRC Section 501(c)(3) which is exempt from income tax under IRC Section 501(a); or
     (b) for an Employee who performs services for an educational organization described in IRC Section 170(b)(1)(A)(ii), by an employer which is a state, a political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof; or
     (c) by an individual in a rollover as permitted by IRC Sections 402(c)(1), 403(b)(8), 403(b)(10) and 408(d)(3); or
     (d) by an individual in a direct transfer meeting the requirements of Internal Revenue Service Rev. Rul. 90-24.

4. The premium payments applicable to this contract must be attributable to the Employee's salary reduction agreement, or to permitted employer contributions, except in the case of a rollover contribution or direct transfer. The premium payments must be in cash. Except as provided in Paragraph 5 below, the total of applicable premium payments made pursuant to a salary reduction agreement for any tax year shall not exceed the lesser of:

     (a) $11,000 (or such higher amount as may be permitted under IRC Section 402(g)(1) in effect for such tax year, except to the extent of any alternative limitation permitted under IRC Section 402(g)(7)); or
     (b)  the applicable limit described in IRC Section 415.

     Except as provided in Paragraph 5 below or in the case of a rollover contribution or direct transfer, total premium payments in any tax year, whether attributable to the Employee's salary reduction agreement, or to permitted employer contributions, shall not exceed the applicable limit described in IRC Section 415.

     In addition, premium payments under this Contract may not exceed those permitted under the incidental death benefit rules of Treasury Regulations
     Section 1.401-1(b)(1)(i), as interpreted by applicable Revenue Rulings. Accordingly, in no event shall the aggregate amount of premiums under this Contract, at any time, exceed fifty percent (50%) of the aggregate amount of the cumulative employer contributions (including salary reduction contributions) allocated to the Employee under the tax sheltered annuity program with respect to which this Contract is purchased.

     We reserve the right to refund premiums when necessary to comply with the foregoing limits.

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

5. An Employee who is eligible to make contributions to this Contract pursuant to a salary reduction agreement for any year and who has attained age 50 before the close of the year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, IRC
     Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Contract implementing the required limitations of IRC Sections 402(g), 403(b) and 415. The Contract shall not be treated as failing to satisfy the requirements of IRC Section 403(b)(12) by reason of the making of such catch-up contributions.

6. To the extent attributable to contributions made pursuant to salary reduction agreements, distribution of the assets of this Contract may not be made before the Owner:

         (a)      attains age 59 1/2;
         (b)      has a severance from employment;
         (c)      dies;
         (d)      becomes disabled; or
         (e) incurs a financial hardship (limited to contributions only, not earnings).

     The above restrictions do not apply with respect to that portion of the value of the Contract that is equal to the value of the Contract as of December 31, 1988.

7.   (a)  Notwithstanding  any  provision of this Contract to the contrary, the distribution of the Owner's interest in the Contract shall be made in accordance with the requirements of IRC Sections 403(b)(10) and 401(a)(9) and the regulations there under, the provisions of which are herein incorporated by reference, including Section 1.403(b)-3 of the Income Tax Regulations. The portion of this Contract that is equal to the undistributed value of the Contract as of December 31, 1986, shall be distributed in accordance with the incidental benefit requirements described in Q&A-3 of Section 1.403(b)-3 of the Income Tax Regulations. The required minimum distributions for this Contract may be withdrawn from another IRC 403(b) contract of the Owner in accordance with Q&A-4 of Section 1.403(b)-3 of the Income Tax Regulations.

     (b) If distributions are made in the form of an annuity on an irrevocable basis (except for acceleration), then distributions must satisfy the requirements of Q&A-4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, rather than Paragraphs 7(c), 7(d), 7(e), and 8 below.

     (c) The Owner's entire interest in the Contract will commence to be distributed no later than the Owner's "required beginning date." The Owner's "required beginning date" will be the first day of April following the later of: (i) the calendar year in which the Owner attains age 70 1/2, or (ii) the calendar year in which the Owner retires from employment with the employer maintaining the plan applicable to this Contract. The Owner's "first distribution calendar year" will be the calendar year immediately preceding the Owner's required beginning date.

     (d) The amount to be distributed each year, beginning with the Owner's first distribution calendar year and continuing through the year of death, shall not be less than the quotient obtained by dividing the value of the Contract as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Q&A-2 of Section 1.401(a)(9)-9 of the Income Tax Regulations, using the Owner's age as of his or her birthday in the year. However, if the Owner's sole designated beneficiary is his or her spouse and such spouse is more than 10 years younger than the Owner, then the distribution period is determined under the Joint and Last Survivor Table in Q&A-3 of Section 1.401(a)(9)-9 of the Income Tax Regulations, using the ages as of the Owner's and spouse's birthdays in the year.

     (e) The required minimum distribution for the first distribution calendar year can be made as late as the Owner's required beginning date. The required minimum distribution for any other year must be made by the end of such year.


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

8. (a) Death On or After Required Distributions Commence. If the Owner dies on or after the required beginning date, the remaining portion of his or her interest will be distributed at least as rapidly as follows:

          (i) If the designated beneficiary is someone other than the Owner's surviving spouse, the remaining interest will be distributed over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or over the period described in Paragraph 8(a)(iii) if longer.

          (ii) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the remaining interest will be distributed over such spouse's life or over the period described in Paragraph 8(a)(iii) if longer. Any interest remaining after such spouse's death will be distributed over such spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death, or, if the distributions are being made over the period described in Paragraph 8(a)(iii), over such period.

          (iii)If  there  is no  designated  beneficiary,  or if  applicable  by operation of Paragraph 8(a)(i) or 8(a)(ii), the remaining interest will be distributed over the Owner's remaining life expectancy determined in the year of the Owner's death.

          (iv) The amount to be distributed each year under Paragraph 8(a)(i), 8(a)(ii) or 8(a)(iii), beginning with the calendar year following the calendar year of the Owner's death, is the quotient obtained by dividing the value of the Contract as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's or Owner's age, as the case may be, in the year specified in Paragraph 8(a)(i), 8(a)(ii) or 8(a)(iii) and reduced by 1 for each subsequent year.

     (b)  Death Before  Required  Beginning  Date.  If the Owner dies before the
          required   beginning   date,  his  or  her  entire  interest  will  be
          distributed at least as rapidly as follows:

          (i) If the designated beneficiary is someone other than the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or, if elected, in accordance with Paragraph 8(b)(iii).

          (ii) If  the  Owner's  sole  designated  beneficiary  is  the  Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death (or by the end of the calendar year in which the Owner would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with Paragraph 8(b)(iii). If the surviving spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the Calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Paragraph 8(b)(iii). If the surviving spouse dies after the distributions are required to begin, any remaining

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

               interest will continue to be distributed over the spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death.

          (iii)If there is no designated beneficiary, or if applicable by operation of Paragraph 8(b)(i) or 8(b)(ii), the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Paragraph 8(b)(ii)).

          (iv) The amount to be distributed each year under Paragraph 8(b)(i) or 8(b)(ii) is the quotient obtained by dividing the value of the Contract as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in Paragraph 8(b)(i) or 8(b)(ii) and reduced by 1 for each subsequent year.

     (c) The "value" of the Contract includes the amount of any outstanding rollover and transfer under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations.

9. Notwithstanding any provision of this Contract to the contrary that would otherwise limit an Owner's election under this Contract, an Owner may elect, at any time and in the manner prescribed by us, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Owner in a Direct Rollover.

          For the purpose of this paragraph, the following definitions apply:

          (a) ELIGIBLE ROLLOVER DISTRIBUTION is any distribution of all or any portion of the assets of the Contract, not including:

               (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Owner or the joint lives (or joint life expectances) of the Owner and the Owner's designated beneficiary, or for a specified period of ten years or more;
               (ii) any distribution to the extent such distribution is required under IRC Sections 401(a)(9) or 403(b)(10); and
               (iii) any amount that is distributed on account of hardship.

               In addition, the portion of any distribution that is not includible in the gross income of the Owner may be considered part of an Eligible Rollover Distribution; provided, however, such portion may be transferred only to an individual retirement account or annuity described in IRC Section 408(a) or (b), or to another annuity described in Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

          (b) ELIGIBLE RETIREMENT PLAN IS:

               (i)  an annuity described in IRC Section 403(b);
               (ii) an individual  retirement  account  described in IRC Section
                    408(a);
               (iii)an individual  retirement  annuity  described in IRC Section
                    408(b);
               (iv) an  employee's  qualified  trust  described  in IRC  Section
                    401(a) which is exempt from tax under IRC Section 501(a);
               (v)  an annuity plan described in IRC Section 403(a); or
               (vi) an  eligible  deferred  compensation  plan under IRC Section
                    457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state

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

                    or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Contract.

          (c) DIRECT ROLLOVER is a payment by us to the Eligible Retirement Plan specified by the Owner.

          (d) Owner, for the purposes of this paragraph, includes the Owner's surviving spouse and the Owner's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in IRC Section 414(p).


10.  This Contract shall be for the exclusive benefit of the Owner or his or her
     beneficiary.   The   Owner's   rights   under   this   Contract   will   be
     non-forfeitable.

11. We reserve the right to amend or administer the Contract and Rider as necessary to comply with the provisions of the IRC, Internal Revenue Service Regulations or published Internal Revenue Service Rulings. We will send a copy of such amendment to the Owner. It will be mailed to the last post office address known to us. Any such changes will apply uniformly to all Policies that are affected and the Owner will have the right to accept or reject such changes.

12. Except in the case of a Contract purchased by a church, no premium payments applicable to this Contract can be made unless all employees of the employer may elect to have the employer make contributions of more than $200 under a salary reduction agreement. For purposes of this paragraph any Employee who is a participant in (a), (b) or (c) below may be excluded.

         (a) an eligible deferred compensation plan under IRC Section 457(b);
         (b) a qualified cash or deferred arrangement; or
         (c)  another IRC Section 403(b) annuity.

In addition, any non-resident aliens and students who normally work less than twenty (20) hours per week may be excluded.


















SIGNED FOR GOLDEN AMERICAN LIFE INSURANCE COMPANY:




      President    /s/Keith Gubbay



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